Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-222848) of Pyxis Tankers Inc., and
(2)	Registration Statement (Form F-3 No. 333-222160) of Pyxis Tankers Inc.

of our report dated March 31, 2020, with respect to the consolidated financial statements and the financial statement schedule of Pyxis Tankers Inc. included in this Annual Report (Form 20-F) of Pyxis Tankers Inc. for the year ended December 31, 2019.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 31, 2020